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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 22, 1995


                             KAISER VENTURES INC.
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            (Exact name of registrant as specified in its charter)

                                   DELAWARE
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        (State or other jurisdiction of incorporation or organization)



                0-18858                          94-0594733
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       (Commission file number)     (I.R.S. Employer Identification No.)


                  3633 E. Inland Empire Boulevard, Suite 850
                              Ontario, CA  91764
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          (Address of principal executive offices, including Zip Code)


  Registrant's telephone number,
  including area code                               (909) 483-8500
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       ---------------------------------------------------------------
       (Former name, former address and former fiscal year, if changed since last report)

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                                   FORM 8-K
                                 CURRENT REPORT


Item 5.    Other Events.
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     On November 22, 1995, Kaiser Ventures Inc. ("Kaiser") entered into an
Organization Agreement with PSH Corp., a newly formed Delaware corporation, and Penske Speedways Holding Corp., a newly formed Delaware corporation, consummating the transactions generally described in Kaiser's and Penske Speedway, Inc's., previous Development Agreement dated April 11, 1994. Pursuant to the terms of the Organization Agreement, Kaiser contributed all of the issued and outstanding stock in its wholly-owned subsidiary, Speedway Development Corporation, to Penske Speedways Holding Corp. in exchange for preferred shares of stock which are convertible into a fifteen percent (15%) common stock ownership interest in Penske Speedways Holding Corp. At the time of contribution, Speedway Development Corporation owned approximately 460 acres of Kaiser's mill site property located in San Bernardino, California on which The California Speedway will be built, related land-use entitlements, plus 475 acre feet of annual water rights as tenants in common with Kaiser. The preferred stock in Penske Speedways Holding Corp. pays no dividends and is automatically converted to common stock upon the occurrence of the earlier of the following events among others: the first day of the calendar month in which the first scheduled spectator race event is held at The California Speedway, if either Penske Speedways Holding Corp., Penske Speedways, Inc. or The California Speedway Corporation initiate a public offering, or April, 1998. In addition, until conversion of the preferred stock, Kaiser is to be paid in quarterly installments an annual management fee of $650,000.

     In addition to the two Penske motorsports complexes included in the transaction as originally contemplated, Penske also contributed Motorsports International Corp. and $5,000,000 in additional equity.

     Speedway Development Corporation through a series of transactions, was then merged into one of Penske Speedways Holding Corp.'s indirect wholly owned subsidiaries, The California Speedway Corporation, a Delaware corporation.

     As a result of these transactions, Penske Speedways Holding Corp. directly and indirectly owns the following principal assets: (i) one hundred percent (100%) of the stock of Penske Speedway, Inc. which owns and operates Michigan International Speedway, in Brooklyn, Michigan; (ii) one hundred percent (100%) of the stock of The California Speedway Corporation, the developer of The California Speedway near Ontario, California; (iii) one hundred percent (100%) of the stock of Motorsports International Corp., a motorsports apparel and memorabilia company; (iv) approximately eighty four percent (84%) of the stock of Pennsylvania International Raceway, Inc. which owns and operates the Nazareth Motor Speedway; and (v) approximately two (2) percent of the stock of North Carolina Motor Speedway, Inc. which owns the North Carolina Motor Speedway, Inc., Rockingham, North Carolina.

     Concurrent with the above, Facilities Investment Inc., a wholly-owned subsidiary of International Speedway Corporation, a public company traded on the OTC market, acquired a 20% interest in the parent of Penske Speedways Holding Corp., PSH Corp., for in excess of $14 million. Upon conversion of Kaiser's preferred stock

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into common stock, the effective ownership of Penske Speedways Holding Corp.
will be Penske Performance, Inc. with 68%, Facilities Investments with 17% and Kaiser with 15%.

     In its financial statements, Kaiser's investment in Penske Speedways Holding Corp. will be accounted for under the equity method of accounting. Kaiser's investment in Penske Speedways Holding Corp., totals approximately $23.0 million and includes the book value of the approximately 460 acres of land and the 475 acre feet of annual water rights that Kaiser contributed to Speedway Development Corporation.

     Kaiser will not begin reporting its share of net income (loss) in Penske Speedways Holding Corp. until Kaiser's preferred stock is converted into common stock.

     For additional information, please see the press release of the Company attached hereto as Exhibit "A" and incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.
           ----------------------------------

EXHIBITS

10.23. Organization Agreement dated November 22, 1995, by and among Kaiser Ventures Inc., PSH Corp. and Penske Speedways Holding Corp.

10.24. Shareholders Agreement dated November 22, 1995, by and among Kaiser Ventures Inc., PSH Corp. and Penske Speedways Holding Corp.



                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KAISER VENTURES INC.


Date:    December 5, 1995     /s/ James F. Verhey
                              -------------------
                              James F. Verhey
                              Vice President Finance & CFO

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